Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of July __, 2011, is entered into by and between Adeona Pharmaceuticals, Inc., a Nevada corporation (the “Company”) and ___________ (“_______”).

WITNESSETH:

WHEREAS, in connection with a financing that was consummated on April 11, 2011, the Company issued to _______________ a warrant exercisable for ___ shares of the Company’s common stock at an exercise price of $2.0725 (the “Original Warrant”); and

WHEREAS, the Company and _______________ desire to exchange the Original Warrant for a new warrant (the “Replacement Warrant”), in the form annexed hereto.

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.
The Company and _______________ hereby agree to exchange the Original Warrant for the Replacement Warrant.  Upon approval from the NYSE/AMEX of the proposed exchange, the Company shall deliver to _______________ the Replacement Warrant and _______________ shall deliver to the Company the Original Warrant for cancellation.

2.	_______________ represents and warrants to, and covenant and agree with, the Company as follows:

a.
_______________ is exchanging the Original Warrant for the Replacement Warrant for its own account, for investment only and not with a view towards the public sale or distribution thereof, and not with a view to or for sale in connection with any distribution thereof.

b.	_______________ is the sole owner of all rights, title and interest in and to the Original Warrant and _______________ has not assigned, transferred, licensed, pledged or otherwise encumbered the Original Warrant or agreed to do so.

3.
_______________ is not a U.S. Person as that term is defined in Regulation S promulgated under the Securities Act. _______________’s principal address is outside the United States and _______________ has no present intention of becoming a resident of (or moving its principal place of business to) the United States. At the time of purchase of the Warrants, including without limitation at the time _______________ executed and delivered this Agreement and otherwise agreed to purchase the Warrants, it was located outside the United States. The Warrants are being acquired solely for _______________’s own account and not for the account or the benefit of a U.S. person.

4.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

5.	This Agreement is subject to the Company’s receipt of the approval of the NYSE/AMEX to the transactions contemplated hereby, including the exchange and issuance of the Replacement Warrants.

IN WITNESS WHEREOF, the Company and _______________ have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

ADEONA PHARMACEUTICALS, INC.

By:
Name: James Kuo
Title: Chief Executive Officer

By:
Name:
Title:

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